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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 16, 2000
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                         VALUEVISION INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


        MINNESOTA                       0-22043               41-1673770
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(State or other jurisdiction)   (Commission File Number)     (IRS Employer
      of incorporation                                     Identification No.)




6740 SHADY OAK ROAD
EDEN PRAIRIE                                                      55344-3433
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code      (952) 947-5200
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Item 5.  Other Events.

         On November 22, 2000, ValueVision International, Inc. (the "Company") announced that it had entered into a Trademark License Agreement dated as of November 16, 2000 (the "License Agreement") with National Broadcasting Company, Inc. ("NBC") pursuant to which NBC granted the Company an exclusive, worldwide license (the "License") for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and corporate name on the terms and conditions set forth in the License Agreement. In connection with the License Agreement, the Company issued to NBC warrants (the "Warrants") to purchase 6,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with an exercise price of $17.375 per share, the closing price of a share of Common Stock on the Nasdqaq National Market on November 16, 2000. The Warrants vest in one-third increments, with one-third exercisable immediately, and the remaining Warrants vesting on each of the first two anniversaries of the License Agreement.

         The Company has also agreed under the License Agreement to (i) restrictions on using (including sublicensing) any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC or its affiliates in connection with certain permitted businesses (the "Permitted Businesses") before the agreement of NBC to such use, (ii) the loss of its rights under the grant of the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets, (iii) amend and restate the current Registration Rights Agreement dated as of April 15, 1999 among the Company, NBC and GE Capital Equity Investments, Inc. ("GECEI") so as to increase the demand rights held by NBC and GECEI from four to five, among other things, (iv) not, either directly or indirectly, own, operate, acquire or expand its business to include any businesses other than the Permitted Businesses without NBC's prior consent for so long as the Company's corporate name includes the trademarks or service marks owned or controlled by NBC, (v) strictly comply with NBC's privacy policies and standards and practices, and (vi) until the earlier of the termination of the License Agreement or the lapse of certain contractual restrictions on NBC, either directly or indirectly, not own, operate, acquire or expand the Company's business such that one third or more of the Company's revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters. In certain events, the termination by NBC of the License Agreement may result in the acceleration of vesting of the Warrants.

Item 7.  Exhibits.

         99. Press Release of ValueVision International, Inc. dated November 21, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VALUEVISION INTERNATIONAL, INC.



Date:  November 27, 2000               By  /s/  Nathan E. Fagre
                                         ---------------------------------------
                                           Nathan E. Fagre
                                           Senior Vice President and
                                           General Counsel


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                                  EXHIBIT INDEX



No.      Exhibit No.                                                       Page

99.      Press Release of ValueVision International, Inc.
         dated November 21, 2000.                                            5